       1                                            Exhibit 23.2


              Consent of Ernst & Young, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Forms S-3 Nos. 33-49093 and 33-49589) and related Prospectuses of American Telephone and Telegraph Company of our report dated February 4, 1994, on the consolidated financial statements of LIN Broadcasting Corporation and subsidiaries included in Amendment No. 3 to the Current Report (Form 8-K) of American Telephone and Telegraph Company dated August 16, 1993 filed with the Securities and Exchange Commission.



                                               Ernst & Young


Seattle, Washington
April 18, 1994